                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        INLAND ENTERTAINMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ----------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:

           ----------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ----------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:

           ----------------------------------------------------
       (5) Total fee paid:

           ----------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

           ----------------------------------------------------
       (2) Form, Schedule or Registration Statement No.:

           ----------------------------------------------------
       (3) Filing Party:

           ----------------------------------------------------
       (4) Date Filed:

           ----------------------------------------------------

                        INLAND ENTERTAINMENT CORPORATION
                      16868 VIA DEL CAMPO COURT, SUITE 200
                          SAN DIEGO, CALIFORNIA 92127

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

     You are invited to attend the Annual Meeting of Shareholders of Inland Entertainment Corporation (the "Company") to be held at 10:00 A.M., California time, on Friday, December 11, 1998, at the executive offices of the Company, located at 16868 Via Del Campo Court, Suite 200, San Diego, California 92127, for the following purposes as more fully described in the accompanying Proxy
Statement:

          1. To elect eight directors to the Board of Directors to hold office for a term of one year and until their respective successors are elected and qualified.

          2. To approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 3,000,000.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors nominates Richard T. Harrison, Thomas G. Holmes, Andrew B. Laub, Jana McKeag, G. Fritz Opel, Charles Reibel, Cornelius E. ("Neil") Smyth, and L. Donald Speer, II, for election to the Board of Directors.

     The Board of Directors has fixed the close of business on October 21, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

     EACH SHAREHOLDER IS CORDIALLY INVITED TO BE PRESENT AND TO VOTE AT THIS ANNUAL MEETING IN PERSON. SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID AND ADDRESSED ENVELOPE, WHETHER OR NOT THEY EXPECT TO ATTEND. IN THE EVENT A SHAREHOLDER WHO HAS RETURNED A SIGNED PROXY ELECTS TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE SHAREHOLDER WILL BE ENTITLED TO VOTE.

                                          By Order of the Board of Directors,

                                          /s/ CHRISTOPHER WM. VOISIN
                                          -------------------------------
                                          Christopher Wm. Voisin
                                          Secretary

San Diego, California
October 27, 1998

                        INLAND ENTERTAINMENT CORPORATION
                      16868 VIA DEL CAMPO COURT, SUITE 200
                          SAN DIEGO, CALIFORNIA 92127

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Inland Entertainment Corporation (the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held on Friday, December 11, 1998, at the executive offices of the Company, located at 16868 Via Del Campo Court, Suite 200, San Diego, California 92127, at 10:00 A.M., California time, and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described herein. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders is November 5, 1998.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Board of Directors of the Company (the "Board of Directors" or the "Board") has fixed the close of business on October 21, 1998 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting (the "Record Date"). The only outstanding class of stock of the Company is its common stock, par value $.001 per share ("Common Stock"), and, at the Record Date, 4,699,186 shares were outstanding. Each share of Common Stock entitles the record holder on the Record Date to one vote on all matters. With respect to the election of directors only (Proposal 1), shareholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees.

     Any shareholder giving a proxy has the power to revoke the proxy prior to its exercise. A proxy may be revoked (i) by delivering to the Secretary of the Company, Christopher Wm. Voisin, at or prior to the Annual Meeting, an instrument of revocation or a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked or (ii) at the Annual Meeting if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

     All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted "FOR" (i) election of the Board's eight nominees for directors, and (ii) approval of the amendment to the Company's 1995 Stock Option Plan increasing the number of shares of Common Stock available for issuance thereunder by 3,000,000. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

     A majority of the outstanding shares of Common Stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. A candidate for election as a director will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy, entitled to vote and actually voting at the Annual Meeting. With respect to Proposal 2 relating to the amendment to the Company's 1995 Stock Option Plan, the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on such proposal is required for the adoption of such proposal. Abstentions will be counted as votes against any proposal as to which a shareholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to shareholders whose Common Stock is held of record by such entities.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains certain information as of the Record Date regarding all persons who, to the knowledge of the Company, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, each of the directors of the Company, the nominees for director, each of the executive officers named in the Summary Compensation Table set forth herein under the caption "Compensation of Executive Officers" (such officers, collectively, the "Named Executive Officers") and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person or based upon statements filed with the U.S. Securities and Exchange Commission (the "SEC").

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL      PERCENT OF
                         NAME                             OWNERSHIP(1)(2)     CLASS(1)(2)
                         ----                            -----------------    -----------
Karol M. Schoen(3).....................................        600,000            12.4%
  6437 Sunny Brae Drive
  San Diego, California 92119
Jo Ann Speer(4)........................................        370,000             7.9%
  5731 Loma Verde
  Rancho Santa Fe, California 92067

Directors/Nominees:
  L. Donald Speer, II(5)(6)............................      1,798,360            37.3%
  Andrew B. Laub(6)(7).................................        170,000             3.5%
  G. Fritz Opel(6)(7)..................................        120,000             2.5%
  Thomas G. Holmes(6)(7)...............................         20,000            *
  Richard T. ("Chip") Harrison(6)......................        750,000            16.0%
  Jana McKeag(7).......................................         40,000            *
     1350 I Street, N.W., Suite 200
     Washington, D.C. 20005
  Charles Reibel(7)....................................         30,000            *
     11755 Wilshire Blvd., Suite 1800
     Los Angeles, California 90025
  Cornelius E. ("Neil") Smyth(7).......................         30,000            *
     20 Bahama Bend
     Coronado, California 92118

Named Executive Officers Who are Not Directors:
  Robert Regent(6)(7)..................................         50,000             1.1%
  Arthur R. Pfizenmayer(7)(8)..........................        210,000             4.3%
     947 Olive Crest Drive
     Encinitas, California 92024
All directors and executive officers as a group (9
  persons)(9)..........................................      3,008,360            57.0%

---------------
 *  Less than one percent.

                                               (Footnotes on the following page)

(Footnotes relating to the preceding page)

(1) Subject to applicable community property and similar statutes.

(2) Includes (a) shares beneficially owned, whether directly or indirectly, individually or together with associates, and (b) shares of which beneficial ownership may be acquired within 60 days of the Record Date by exercise of stock options ("Stock Option Shares").

(3) Includes 122,784 Stock Option Shares.

(4) Jo Ann Speer is the former spouse of L. Donald Speer, II.

(5) Includes 120,000 Stock Option Shares.

(6) The mailing address of such shareholder is in care of Inland Entertainment Corporation, 16868 Via Del Campo Court, Suite 200, San Diego, California 92127.

(7) All Stock Option Shares.

(8) Mr. Pfizenmayer ceased to be an executive officer and an employee of the Company on February 13, 1998.

(9) Includes 580,000 Stock Option Shares.

CHANGE IN CONTROL OF THE COMPANY

     Arrangements Which May Result in a Change of Control. Pursuant to the Company's Articles of Incorporation (the "Articles"), no person may become an officer, director or the beneficial owner of such number of any class or series of the Company's issued and outstanding capital stock such that he or she shall hold, directly or indirectly, one of the ten greatest financial interests in the Company (an "Interested Person") unless such Interested Person agrees in writing to (i) provide the National Indian Gaming Commission ("Gaming Commission") or other gaming authority having jurisdiction over the Company's operations ("Gaming Authority") with information regarding such Interested Person, including information regarding other gaming-related activities of such Interested Person and financial statements, in such form, and with such updates, as may be required by the Gaming Commission or other Gaming Authority; (ii) respond to written or oral questions that may be propounded by the Gaming Commission or any Gaming Authority; and (iii) consent to the performance of any background investigation that may be required by the Gaming Commission or any Gaming Authority, including an investigation of any criminal record of such Interested Person.

     In the event that an Interested Person (i) fails to provide information requested by the Gaming Commission or any Gaming Authority; (ii) gives the Gaming Commission or any Gaming Authority cause either to deny approval of or to seek to void a management contract to which the Company is a party; or (iii) takes action that will affect the voiding of any such management contract, such Interested Person shall be required to divest all of the Company's stock owned by such shareholder within a 90-day period. If the Interested Person is unable to sell such stock within this period, the Interested Person shall notify the Company in writing, and the Company shall repurchase such stock at a purchase price equivalent to the lower of such stock's book value or cost.

                             ELECTION OF DIRECTORS

                                   PROPOSAL 1

     Under the Articles and Bylaws of the Company (the "Bylaws"), eight persons, Richard T. Harrison, Thomas G. Holmes, Andrew B. Laub, Jana McKeag, G. Fritz Opel, Charles Reibel, Cornelius E. ("Neil") Smyth, and L. Donald Speer, II, have been nominated by the Board of Directors for election at the Annual Meeting to serve one year terms expiring at the Company's annual meeting in 1999 and until his or her respective successor is elected and qualified.

     The Bylaws provide for not less than three nor more than ten directors, the exact number within the range being set by the Board of Directors, from time to time. Currently, the Board of Directors has set that number at eight directors. Each of the eight nominees, whose term expires at the Annual Meeting, presently serves as a director and has served continuously as a director of the Company since the date indicated under the caption "Information with Respect to the Director Nominees" below. In the event the nominee is unable to or declines to serve as a director at the time of the Annual Meeting, which is not anticipated, the persons named in the proxy will vote for the election of such person or persons as may be designated by the Board of Directors. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE FOR THE ELECTION OF THE EIGHT DIRECTOR NOMINEES LISTED BELOW.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF RICHARD T. HARRISON, THOMAS G. HOLMES, ANDREW B. LAUB, JANA MCKEAG, G. FRITZ OPEL, CHARLES REIBEL, CORNELIUS E. ("NEIL") SMYTH, AND L. DONALD SPEER, II AS DIRECTORS. A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR ELECTION OF EACH NOMINEE.

INFORMATION WITH RESPECT TO THE DIRECTOR NOMINEES

     The following table sets forth information regarding the nominees, including age on the date of the Annual Meeting, present position with the Company, and other business experience during at least the past five years. With the exception of Messrs. Reibel and Smyth, each of the other directors/nominees is an executive officer of the Company or a subsidiary of the Company.

                                       DIRECTOR              PRINCIPAL OCCUPATION AND
             NAME                AGE     SINCE         OTHER INFORMATION CONCERNING NOMINEE
             ----                ---   ---------  ----------------------------------------------
L. Donald Speer, II............  49    May 1995   L. Donald Speer, II has served as Chief
                                                  Executive Officer and Chairman of the Board of
                                                  the Company since May 22, 1995, the effective
                                                  date of the merger of Inland Casino
                                                  Corporation, a Delaware corporation ("ICC
                                                  II"), with and into the Company (the
                                                  "Effective Date"), and has served as President
                                                  and Chief Operating Officer of the Company
                                                  since June 1997. Mr. Speer served as Chief
                                                  Executive Officer and Chairman of the Board of
                                                  ICC II from June 1994 to the Effective Date.
                                                  From March 1991 through June 1994, Mr. Speer
                                                  was the founder, Chairman of the Board, Chief
                                                  Executive Officer and a director of Inland
                                                  Casino Corporation, a Nevada corporation ("ICC
                                                  I"), and managing general partner of Inland
                                                  Casino Partners, a California general
                                                  partnership ("ICP"), each of which were
                                                  consolidated into ICC II through a roll-up
                                                  transaction in June 1994. Mr. Speer was
                                                  President of ICC I from its inception through
                                                  March 1994. From July 1986 through January
                                                  1992, Mr. Speer was Chairman of the Board,
                                                  Chief Executive Officer and a director of
                                                  Southwest Gaming, Inc., which provided
                                                  operating services for the Desert Oasis Indian
                                                  Casino, a poker casino on the Cabazon Indian
                                                  Reservation near Indio, California.

                                       DIRECTOR              PRINCIPAL OCCUPATION AND
             NAME                AGE     SINCE         OTHER INFORMATION CONCERNING NOMINEE
             ----                ---   ---------  ----------------------------------------------
Andrew B. Laub.................  46    May 1995   Andrew B. Laub has served as Executive Vice
                                                  President, Finance and Development of the
                                                  Company since July 1995, Chief Financial
                                                  Officer since October 1997 and Treasurer since
                                                  the Effective Date. From the Effective Date to
                                                  July 1995, Mr. Laub also held the position of
                                                  Vice President. From September 1994 to the
                                                  Effective Date, Mr. Laub was Vice President,
                                                  Treasurer and a director of ICC II. From
                                                  January 1994 through August 1994, he was
                                                  self-employed as a financial consultant. From
                                                  July 1987 through January 1994, Mr. Laub was
                                                  Treasurer for Southwest Gas Corporation, a
                                                  natural gas distribution utility.

G. Fritz Opel..................  55    Oct. 1995  G. Fritz Opel has served as Executive Vice
                                                  President, Marketing and Consulting Services
                                                  of the Company since June 1996. He served as
                                                  Vice President, Marketing and Communications
                                                  from October 1995 until June 1996. From July
                                                  1995 to October 1995, Mr. Opel was employed by
                                                  the Company to coordinate the Company's
                                                  marketing activities. From September 1993
                                                  through June 1995, Mr. Opel served as a
                                                  consultant to the Sycuan Casino, located on
                                                  the Sycuan Indian Reservation near San Diego,
                                                  California, to other Indian tribes, and to the
                                                  Company. From August 1989 through September
                                                  1993, Mr. Opel served as Director of Marketing
                                                  for the Sycuan Casino.

Jana McKeag....................  47    Feb. 1996  Jana McKeag has served as a consultant to the
                                                  Company from February to March 1996 and Vice
                                                  President, Governmental Relations since April
                                                  1996. Prior to joining the Company, Ms. McKeag
                                                  served from April 1991 through December 1995
                                                  as a Commissioner on the National Indian
                                                  Gaming Commission. From January through April
                                                  1991, Ms. McKeag served as Director of Native
                                                  American Programs for the U.S. Department of
                                                  Agriculture and from April 1985 to December
                                                  1990, she held several senior management and
                                                  policy level posts at the U.S. Department of
                                                  the Interior including Assistant to the
                                                  Assistant Secretary of Indian Affairs.

Thomas G. Holmes...............  50    Oct. 1997  Thomas G. Holmes joined the Company in
                                                  September 1997 and was appointed as Vice
                                                  President of Technology in October 1997. Prior
                                                  to Mr. Holmes' employment with the Company, he
                                                  worked for Digital Equipment Corporation
                                                  ("DEC") from January 1970 to August 1997. In
                                                  addition to his technical management
                                                  assignments at DEC, Mr. Holmes served in
                                                  senior roles in both marketing and sales
                                                  functions. While on leave from DEC, Mr. Holmes
                                                  served in the U.S. Air Force at Nellis A.F.B.,
                                                  Nevada from March 1971 to November 1974 in the
                                                  Tactical Electronic Warfare Training Squadron.

                                       DIRECTOR              PRINCIPAL OCCUPATION AND
             NAME                AGE     SINCE         OTHER INFORMATION CONCERNING NOMINEE
             ----                ---   ---------  ----------------------------------------------
Richard T. ("Chip") Harrison...  39    Aug. 1998  Richard T. ("Chip") Harrison is President and
                                                  Chief Operating Officer of Cyberworks, Inc., a
                                                  wholly-owned subsidiary of the Company
                                                  acquired in August 1998. Prior to the
                                                  acquisition, Mr. Harrison served as President
                                                  and Chief Executive Officer and sole
                                                  shareholder of Cyberworks since June 1995. In
                                                  addition, Mr. Harrison was founder of Pegsys
                                                  Holdings, a system integrator for the
                                                  client/server marketplace, where he served as
                                                  President from 1990 to 1994. From 1983 to
                                                  1990, Mr. Harrison was Chairman, Chief
                                                  Executive Officer and President of Peripheral
                                                  Systems, Inc., a nationwide systems integrator
                                                  and network products distributor.

Charles Reibel.................  48    May 1997   Charles Reibel is a certified public
                                                  accountant and has served as President of
                                                  Charles Reibel, Inc., C.P.A. since February
                                                  1986. Mr. Reibel was retained as the Company's
                                                  independent certified public accountant from
                                                  March 1991 to June 1994. In addition, Mr.
                                                  Reibel has served as President and a director
                                                  of Gorilla World, Inc., a privately-held
                                                  company that manufactures and distributes
                                                  active-wear clothing, since July 1995.

Cornelius E. ("Neil") Smyth....  72    May 1995   Cornelius E. ("Neil") Smyth served as a
                                                  director of ICC II from September 1994 to the
                                                  Effective Date. Mr. Smyth is currently
                                                  retired. From February 1990 through August
                                                  1990, Mr. Smyth was a consultant in the gaming
                                                  industry. From March 1989 through February
                                                  1990, he was President of Mexican operations
                                                  of Caesars World International Inc. and from
                                                  September 1983 through March 1989, Mr. Smyth
                                                  was Executive Vice President of Latin American
                                                  operations for Caesars World International
                                                  Inc. From 1981 through 1983, he was President
                                                  of the Sands Hotel in Las Vegas. From 1970
                                                  through 1981, he was Chief Financial Officer
                                                  and Senior Vice President of Caesars Palace in
                                                  Las Vegas.

INFORMATION WITH RESPECT TO EXECUTIVE OFFICER WHO IS NOT A DIRECTOR NOMINEE

     The following table sets forth similar information as that provided for the director nominees with respect to the only executive officer of the Company who is not a director nominee.

                                                       PRINCIPAL OCCUPATION AND
             NAME                AGE        OTHER INFORMATION CONCERNING EXECUTIVE OFFICER
             ----                ---        ----------------------------------------------
Robert Regent..................  58    Robert Regent has served as Executive Vice President,
                                       Casino Operations of the Company since June 1997. Prior
                                       thereto, from February 1996 to June 1997, Mr. Regent
                                       served as Vice President, Casino Operations of the
                                       Company, and from October 1995 to February 1996, Mr.
                                       Regent served as Director of Casino Operations for the
                                       Company primarily focusing on the Barona Casino. From May
                                       to October 1995, Mr. Regent served as Manager of the
                                       Barona Casino for the Barona Group of Capitan Grande Band
                                       of Mission Indians (the "Barona Tribe"), the principal
                                       client of the Company. Mr. Regent has held numerous
                                       positions with various casinos including Director of
                                       Gaming for the Gold Coast/Gold Shore Casino in Biloxi,
                                       Mississippi from February 1993 to May 1995; Assistant
                                       Casino Manager/Shift Manager for the Splash Casino in
                                       Tunica, Mississippi from September 1992 to February 1993;
                                       and Pit Boss and Shift Manager for the Horseshoe Hotel &
                                       Casino in Las Vegas, Nevada from June 1988 to September
                                       1992.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

MEETINGS OF THE BOARD AND ITS COMMITTEES

     The Board of Directors manages the business of the Company. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Executive Committee, an Audit Committee and a Compensation Committee whose functions are briefly described below. The Company has not established a Nominating Committee. The directors are kept informed of the Company's operations at meetings of the Board and its committees through reports and analyses and discussions with management.

     During the fiscal year ended June 30, 1998 (the "Fiscal Year" or "Fiscal 1998") the Board of Directors met on one occasion. In addition, the Board took action on eight occasions by Unanimous Written Consent.

     Executive Committee. At times when the Board of Directors is not in session, the Executive Committee is empowered to exercise the authority of the Board of Directors with respect to the significant day-to-day operational decisions of the Company. The current members of the Executive Committee are L. Donald Speer, II, Andrew B. Laub and G. Fritz Opel. During the Fiscal Year, the Executive Committee met informally on a regular basis.

     Audit Committee. The principal duties of the Audit Committee are to (i) meet with the independent accountants to review and approve the scope of their audit engagement; (ii) meet with the Company's financial management personnel and independent accountants to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and (iii) report to the Board periodically any recommendations the Audit Committee may have with respect to such matters. The current members of the Audit Committee are Cornelius E. ("Neil") Smyth and Charles Reibel. During the Fiscal Year, the Audit Committee met on one occasion.

     Compensation Committee. The principal functions of the Compensation Committee are to (i) evaluate the performance of the Company's officers, including the Chief Executive Officer; (ii) evaluate the recommendations of the Company's Chief Executive Officer with respect to performance and compensation of all the Company's officers, and thereafter to make recommendations to the Board relating to the Company's compensation plans and arrangements relating to such persons, including approval of loans to, or guaranteeing the obligations of, such officers; and (iii) administer, and make compensation determinations under, all of the Company's stock option plans. The current members of the Compensation Committee are Charles Reibel and Cornelius E. ("Neil") Smyth. The Compensation Committee met on one occasion during the Fiscal Year and acted by Unanimous Written Consent on eight occasions.

     Each of the incumbent directors, except for Jana McKeag and G. Fritz Opel, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the Fiscal Year (which were held during the period that such person served as a director) and (ii) the total number of meetings held by each committee of the Board on which such director served during the Fiscal Year (which were held during the period that such person served on such committee).

COMPENSATION OF DIRECTORS

     During Fiscal 1998, the directors of the Company who also are employees of the Company received no additional compensation for their services as directors, and it is presently intended that this policy will continue. Nonemployee directors of the Company receive for their services as directors $2,500 per meeting attended in person or by telephone plus travel expenses incurred in connection with attendance at each Board of Directors' meeting. In addition, nonemployee directors who are members of the Audit Committee and the Compensation Committee receive for their services as members of such committees $500 per committee meeting attended in person or by telephone plus travel expenses incurred in connection with attendance at each committee meeting.

     Each nonemployee director also is eligible to receive stock options under the Company's 1996 Nonemployee Directors Stock Option Plan (the "1996 Plan"), a non-discretionary, formula stock option plan pursuant to which 100,000 shares of Common Stock have been authorized for issuance. Each nonemployee director who first becomes a member of the Board of Directors will be granted an option to purchase 10,000 shares of Common Stock automatically on the date of his or her election to the Board of Directors. Each nonemployee director also will be granted an option to purchase 5,000 shares of Common Stock automatically on the date of each of the Company's Annual Meetings of Shareholders at which such nonemployee director is elected to the Board of Directors. The exercise price for all options granted under the 1996 Plan is based on the fair market value of the Common Stock on the date of grant.

     During Fiscal 1998, in addition to the above-referenced compensation for services as a director (i) Charles Reibel, a nonemployee director, was paid $4,500 for his services to the Company in connection with his evaluation of the Company's (a) accounting systems and (b) internal controls for accounting policies and procedures and (ii) Corneilius E. ("Neil") Smyth, a nonemployee director, was paid $917 for his services regarding certain gaming-related research. In addition, each nonemployee director and each director who also is an officer, key employee or consultant of the Company is eligible to receive discretionary grants of stock options under the Company's 1995 Stock Option Plan.

                          APPROVAL OF THE AMENDMENT TO
                      THE COMPANY'S 1995 STOCK OPTION PLAN

                                   PROPOSAL 2

     The Company's 1995 Stock Option Plan, as amended (the "1995 Plan" or the "Plan") provides a means for officers (including officers who are members of the Board of Directors), other key employees, non-employee directors and consultants of the Company and its subsidiaries to acquire stock of the Company through stock options. The purposes of the Plan are to attract and retain persons of ability as employees, directors and consultants and to motivate such persons to exert their best efforts on behalf of the Company.

     The Board of Directors in August 1998 adopted, subject to shareholder approval, an amendment to the 1995 Plan to increase the number of shares of Common Stock available for issuance under the Plan by 3,000,000 shares. The Board of Directors has directed the submission to a vote of the shareholders a proposal to approve the amendment to the Plan.

     Currently, the number of shares of Common Stock which may be issued and sold upon the exercise of options granted under the Plan shall not exceed 6,000,000 (subject to adjustment as provided in the Plan). As of the Record Date, options to purchase 5,885,284 shares of Common Stock have been awarded, of which options to purchase 51,800 shares have been exercised, options to purchase 195,000 shares have been cancelled and are available for reissuance, and options to purchase 5,638,484 shares remain outstanding. Accordingly, as of the Record Date, only 309,716 shares of Common Stock are available to be issued and sold pursuant to the exercise of options granted under the Plan.

     In addition to the 1995 Plan, the Company maintains the Company's 1996 Nonemployee Directors Stock Option Plan (the "1996 Plan"), a non-discretionary, formula stock option plan in which only nonemployee directors are eligible to participate, and the Company's 1994 Stock Option Plan, a discretionary plan authorizing the grant of awards to key employees, directors and consultants of the Company (the "1994 Plan"). Under the 1996 Plan, 100,000 shares of Common Stock have been authorized for issuance. As of the Record Date, options to purchase 50,000 shares have been granted, of which options to purchase 15,000 shares have been exercised and options to purchase 35,000 shares remain outstanding. Under the 1994 Plan, 2,982,600 shares of Common Stock have been authorized for issuance. As of the Record Date, options to purchase 69,594 shares have been granted, of which options to purchase 27,838 shares have been exercised and options to purchase 41,756 shares remain outstanding. At this time, the Board has determined not to grant awards under the 1994 Plan which exceed the 69,594 shares of Common Stock already granted (the 1994 Plan and the 1995 Plan are collectively referred to as the "Discretionary Plans"). Accordingly, as of the Record Date, 309,716 shares of Common Stock remained available for grant under the Discretionary Plans and 50,000 shares of Common Stock remained available for grant under the 1996 Plan. The Board of Directors continues to believe that such a compensatory award program is an important factor in attracting, retaining and motivating officers, other employees, directors and consultants of the Company and has recognized the need for an additional number of shares of Common Stock which may be issued and sold in connection with options granted under the 1995 Plan, the only current Discretionary Plan under which new awards are being granted.

     As is more fully described herein under the caption "Transactions with Management and Others," in August 1998 the Company acquired Cyberworks, Inc., a California corporation, which, as of the Record Date, had 33 employees. The acquisition, which more than doubled the number of employees eligible to participate in the Plan, was a significant consideration in the Board of Directors' decision to approve the proposed amendment to increase the number of shares subject to the Plan by 3,000,000.

     In light of the foregoing, the Board of Directors believes that it is appropriate to increase the number of shares of Common Stock which may be issued and sold pursuant to the options granted under the 1995 Plan. Accordingly, the Board of Directors has adopted, subject to shareholder approval, an amendment to the 1995 Plan. The amendment to the 1995 Plan amends Section 2(a) of the 1995 Plan to increase the number of shares of Common Stock which may be issued and sold upon the exercise of options granted under the 1995 Plan from 6,000,000 to 9,000,000. If the proposal is not approved by the shareholders at the Annual Meeting, the Plan will remain in effect; however, as stated above, only 309,716 shares of Common Stock remain available for grant as of the Record Date. If the proposal is approved by the shareholders at the Annual Meeting, the shareholders may be significantly diluted upon the exercise of stock options granted under the 1995 Plan because up to 8,948,200 shares of Common Stock (9,000,000 shares authorized less 51,800 shares previously issued upon exercise of options) will be authorized for issuance upon the exercise of such stock options, while only 4,699,186 shares of Common Stock were issued and outstanding as of the Record Date.

     The Company has registered with the U.S. Securities and Exchange Commission (the "Commission") on Form S-8 Registration Statements the 6,000,000 shares of Common Stock currently issuable under the 1995 Plan, and the Board intends to cause the additional 3,000,000 shares of Common Stock to be issued under the amendment to the 1995 Plan to be registered on a Form S-8 Registration Statement to be filed with the Commission at the Company's expense.

     The Plan, as amended, is set forth in full as Appendix A to this Proxy Statement and is summarized below. Such summary is not intended to be complete and reference should be made to Appendix A for a complete statement of the terms and provisions of the Plan, as amended.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE ON THE PROPOSAL IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

SUMMARY OF THE 1995 PLAN, AS AMENDED

  Shares Subject to the 1995 Plan

     Options may be granted covering a maximum of 9,000,000 shares of Common Stock. Shares covered by options which terminate or are cancelled without exercise are available for reissuance. Options granted under the 1995 Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time (the "Code"), including options that are intended to qualify under Section 422 of the Code as incentive stock options ("Incentive Options") and (ii) options which are not intended to so qualify under the Code ("Nonstatutory Options"), or combinations thereof. The 1995 Plan provides for appropriate adjustment in the number of shares for which options may be granted and which are subject to options previously granted in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares or any similar change affecting the stock. The aggregate number of shares of Common Stock that may be subject to options granted to any single individual during any period of three consecutive fiscal years shall not exceed 900,000 shares.

  Eligible Persons

     All officers (including officers who are members of the Board of Directors), other key employees, nonemployee directors and nonemployee consultants (including nonemployee consultants who are members of the Board of Directors) of the Company or any of its subsidiaries or parents shall be eligible to receive Nonstatutory Options. All officers and other key employees of the Company or any of its subsidiaries or parents shall be eligible to receive Incentive Options; provided, however, to the extent required by the Code, an officer or key employee who beneficially owns more than 10% of the Common Stock may only be granted an Incentive Option if the option price is at least 110% of the fair market value of the Common Stock at the date of grant and such option by its terms is not exercisable after the expiration of five years from the date of grant. As of the Record Date, approximately 8 officers (including officers who are members of the Board), 46 key employees who are not officers, 2 nonemployee directors and 25 nonemployee consultants of the Company and its subsidiaries were participating in the 1995 Plan.

  Option Price

     The price per share at which an Incentive Option may be exercised shall be at least equal to the fair market value per share at the time the Incentive Option is granted, and the price per share at which a Nonstatutory Option may be exercised shall be at least equal to 85% of the fair market value per share at the time the Nonstatutory Option is granted. For this purpose, fair market value shall mean (i) if the Common Stock is traded on an exchange, the price at which a share traded at the close of business on the date of valuation; (ii) if the Common Stock is traded over-the-counter on the NASDAQ System, the mean between the bid and asked prices of a share on that system at the close of business on the date of valuation, or, if the Common Stock is designated a National Market System security, the price at which a share traded at the close of business on the date of valuation; and (iii) if neither (i) or (ii) applies, the fair market value as determined by the Committee (as defined below). As of the Record Date, the fair market value of a share of Common Stock was $3.25 per share.

  Consideration for Shares Purchased

     Common Stock purchased upon the exercise of options shall be paid for by the optionee (i) in cash or by check acceptable to the Committee or in cash equivalents acceptable to the Committee; (ii) at the discretion of the Committee, by the transfer to the Company by the optionee of nonforfeitable, unrestricted shares of Common Stock which are already owned by the optionee having a fair market value at the time of exercise equal to the option price;
(iii) at the discretion of the Committee, by the issuance of a promissory note in a form acceptable to the Committee; (iv) with any other legal consideration the Committee may deem appropriate; or (v) by any combination of such methods of payment.

     Payment of the option price of any Nonstatutory Option also may be made in whole or in part in the form of shares of Common Stock that are subject to a risk of forfeiture or restriction on transfer. When paid for with such consideration, unless otherwise determined by the Committee on or after the date of the grant, shares of Common Stock received by the optionee upon the exercise of the Nonstatutory Option shall be subject to the same risks of forfeiture or restrictions on transfer as applied to the consideration surrendered by the optionee. However, such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the optionee as applied to the forfeitable or restricted shares of Common Stock surrendered by the optionee.

     The Committee has the authority to specify at the time an option is granted that shares of Common Stock will not be accepted in payment of the option price until they have been owned by the optionee for a specified period; however, the 1995 Plan does not require any such holding period and would permit immediate sequential exchanges of shares of Common Stock at the time of exercise of the option. The requirement of payment in cash shall be deemed satisfied if the optionee shall have made arrangements satisfactory to the Company with an NASD broker to implement a cashless exercise and sale procedure. In addition, any grant of an option may provide for deferred payment of the option price from the proceeds of sale through an NASD broker of some or all of the shares of Common Stock to which the exercise relates.

  Term of Exercise and Expiration of Options

     Options become exercisable at such times and in such installments as the Committee shall provide in the terms of the individual option agreements.

     Each option shall expire on the date established by the Committee which may not be later than the tenth anniversary of the date of grant; provided, however, to the extent required by the Code, no Incentive Option granted to an officer or key employee who beneficially owns more than 10% of the Common Stock shall be exercisable after the expiration of five years from the date granted.

  Cancellation/Regrant

     The Committee may, with the concurrence of the optionee, cancel any option granted under the 1995 Plan and, in connection therewith, the Committee may authorize the grant of new options (which may or may not cover the same number of shares which had been the subject of any prior option) in such manner, at such option price and subject to the same terms, conditions and discretions as, under the 1995 Plan, would have been applicable had the cancelled options not been granted.

  Nontransferability of Options

     Options are not transferable by the optionee other than by will or the laws of descent and distribution, or, except with respect to Incentive Options to the extent prohibited by the Code, pursuant to a Qualified Domestic Relations Order. Options are exercisable during the optionee's lifetime only by such optionee or, in the event of such optionee's legal incapacity to do so, by such optionee's guardian or legal representative acting in a fiduciary capacity. However, except with respect to Incentive Options to the extent prohibited by the Code, the Committee, in its sole discretion, may provide for the transferability of particular awards under the 1995 Plan as long as such provision will not disqualify the exemption for other awards under Rule 16b-3.

  Certain Corporate Transactions

     The Committee may make or provide for such adjustments in the option price and in the number or kind of shares of Common Stock or other securities covered by outstanding options as such Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (ii) any merger, consolidation, reorganization, separation, partial or complete liquidation, issuance of rights or warrants to purchase stock; or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Notwithstanding anything to the contrary, in the event of a merger or consolidation in which the Company is not the surviving corporation and the agreement of merger or consolidation provides for the assumption of options granted (and the Company's obligations) under the 1995 Plan, the shares of common stock or securities of the successor corporation may be issued under the 1995 Plan in lieu of shares of Common Stock, subject to the aforementioned adjustments which the Committee may determine are equitably required, and such substitution of securities shall not require the consent of any person who is granted options pursuant to the 1995 Plan. The Committee also may make or provide for such adjustments in the number or kind of shares of the Common Stock or other securities (including shares of a successor referenced above) which may be sold under the 1995 Plan and the maximum number of shares to be awarded to any single individual during any period of three consecutive fiscal years as such Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in the two preceding sentences (subject, however, in the case of Incentive Options, to the provisions of the Code). Any such substitution of securities also shall not require the consent of any person who is granted options pursuant to the Plan.

  Administration

     The 1995 Plan is administered by a committee of non-employee members of the Board of Directors (the "Committee") or, in the absence of such a Committee or in the event of grants to non-employee directors, by the Board of Directors. The Committee has full power to interpret the 1995 Plan and to establish and amend rules for its administration. The Committee also is authorized to determine who from the eligible class of persons shall be granted options and the terms of the options. Action by the Committee is taken by vote or written consent.

     The Board of Directors may at any time amend the 1995 Plan, although no amendment may increase the number of shares that may be issued and sold under the 1995 Plan, change the designation of the class of employees eligible to receive options or cause Rule 16b-3 to cease to be applicable to the 1995 Plan, without shareholder approval.

FEDERAL INCOME TAX ASPECTS

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1995 Plan based on federal income tax laws as currently in effect. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

  Tax Consequences to Participants

     Nonstatutory Options. In general (i) no income will be recognized by an optionee at the time a Nonstatutory Option is granted; (ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

     If the shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of stock received as a result of a grant or award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but no longer than six months.

  Tax Consequences to Participant's Employer

     To the extent that a participant recognizes ordinary income in the circumstances described above, the participant's employer will be entitled to a corresponding deduction, provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not subject to the $1 million annual compensation limitation set forth in
Section 162(m) of the Code, and is not an "excess parachute payment."

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation paid by the Company during Fiscal 1998, the fiscal year ended June 30, 1997 ("Fiscal 1997"), and the fiscal year ended June 30, 1996 ("Fiscal 1996") to (i) the Company's Chief Executive Officer during Fiscal 1998, (ii) the four most highly-compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 1998, and (iii) one additional individual who would have been among the four most highly-compensated executive officers, other than the Chief Executive Officer, but for the fact that he was not serving as an executive officer at the end of Fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                ANNUAL COMPENSATION               AWARDS-
                                       --------------------------------------    SECURITIES
                                                                 OTHER ANNUAL    UNDERLYING     ALL OTHER
                                                                 COMPENSATION   OPTIONS/SARS   COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)      ($)(2)          (#)           ($)(3)
 ---------------------------    ----   ------------   --------   ------------   ------------   ------------
L. Donald Speer, II...........  1998     $400,000     $     --     $10,441        300,000        $26,278
  Chairman of the Board and     1997      340,481      165,000      16,502        600,000         23,020
  Chief Executive Officer,      1996      325,000      100,000       8,553             --         20,920
  President and Chief
  Operating Officer
Andrew B. Laub................  1998      175,000       15,000       7,115        200,000            958
  Executive Vice President,     1997      175,000       15,000      14,873         50,000             --
  Chief Financial Officer       1996      174,043           --      13,167        250,000(4)          --
  and Treasurer
G. Fritz Opel.................  1998      175,000       25,000      53,087        200,000            958
  Executive Vice President,     1997      175,000       25,000      10,758        100,000             --
  Marketing and Consulting      1996      132,628           --      25,754        200,000(6)          --
  Services(5)
Robert Regent.................  1998      165,000       15,000       4,234             --            958
  Executive Vice President,     1997      143,077           --       5,491        150,000             --
  Casino Operations(7)          1996       27,535           --       6,724         50,000             --
Jana McKeag...................  1998      150,000        7,500       7,317             --            958
  Vice President,               1997      147,069           --       4,801         50,000             --
  Governmental Relations(8)     1996       35,000           --          --         50,000             --
Arthur R. Pfizenmayer.........  1998      161,537       15,000      29,486             --            638
  Executive Vice President(9)   1997      240,000       15,000       8,308        200,000             --
                                1996      162,460           --       6,339        300,000(10)         --

---------------
 (1) Portions of the salaries for Messrs. Speer, Opel, Regent and Pfizenmayer and Ms. McKeag were deferred under the Company's 401(k) Plan.

 (2) The amounts disclosed in this column include:

     (a) L. Donald Speer, II -- In Fiscal 1998, the amount reflects tax gross-up payments related to long-term disability insurance and automobile benefits. In Fiscal 1997 and 1996, the amounts reflect tax gross-up payments related to automobile benefits. Perquisites provided to Mr. Speer in each of Fiscal 1998, 1997 and 1996 did not meet the disclosure threshold established by the SEC.

     (b) Andrew B. Laub -- In Fiscal 1998, the amount reflects tax gross-up payments related to long-term disability insurance and automobile benefits. In Fiscal 1997, the amount reflects tax gross-up payments related to automobile benefits. In Fiscal 1996, the amount reflects tax gross-up payments related to automobile and housing benefits. Perquisites provided to Mr. Laub in each of Fiscal 1998, 1997 and 1996 did not meet the disclosure threshold established by the SEC.

     (c) G. Fritz Opel -- In Fiscal 1998, the amount reflects tax gross-up payments of $16,774 related to long-term disability insurance and automobile benefits and payments related to perquisites in the amount of $36,313. The amount attributable to perquisites includes $32,710 related to an

                                     (Footnotes continued on the following page)

(Footnotes continued from the preceding page)

         automobile lease; the remaining perquisites and related amounts do not meet the disclosure threshold established by the SEC. In Fiscal 1997, the amount reflects tax gross-up payments related to automobile benefits. Perquisites provided to Mr. Opel in Fiscal 1997 did not meet the disclosure threshold established by the SEC. In Fiscal 1996, the amount reflects tax gross-up payments of $6,691 related to automobile benefits and payments related to perquisites in the amount of $19,063. The amount attributable to perquisites includes $18,042 related to an automobile allowance; the remaining perquisites and the related amounts do not meet the disclosure threshold established by the SEC.

     (d) Robert Regent -- In Fiscal 1998, the amount reflects tax gross-up payments related to long-term disability insurance and automobile benefits. In Fiscal 1997, the amount reflects tax gross-up payments related to automobile benefits. Perquisites provided to Mr. Regent in each of Fiscal 1998 and 1997 did not meet the disclosure threshold established by the SEC. In Fiscal 1996, the amount reflects payments related to perquisites. The amount attributable to perquisites includes $6,300 related to an automobile allowance; the remaining perquisites and the related amounts do not meet the disclosure threshold established by the SEC.

     (e) Jana McKeag -- In Fiscal 1998, the amount reflects tax gross-up payments related to long-term disability insurance and automobile benefits. In Fiscal 1997, the amount reflects tax gross-up payments related to automobile benefits. Perquisites provided to Ms. McKeag in each of Fiscal 1998, 1997 and 1996 did not meet the disclosure threshold established by the SEC.

     (f) Arthur R. Pfizenmayer -- In Fiscal 1998, the amount reflects tax gross-up payments of $9,510 related to long-term disability insurance and automobile benefits and payments related to perquisites in the amount of $19,976. The amount attributable to perquisites includes $15,941 related to an automobile lease; the remaining perquisites and related amounts do not meet the disclosure threshold established by the SEC. In Fiscal 1997 and 1996, the amounts reflect tax gross-up payments related to automobile benefits. Perquisites provided to Mr. Pfizenmayer in each of Fiscal 1997 and 1996 did not meet the disclosure threshold established by the SEC.

 (3) The Fiscal 1998 amounts disclosed in this column reflect payments by the Company in Fiscal 1998 of premiums for (a) universal life insurance (reverse split dollar) on behalf of Mr. Speer in the amount of $25,320 and
     (b) term life insurance on behalf of Messrs. Speer, Laub, Opel and Regent, Ms. McKeag and Mr. Pfizenmayer in the amounts of $958, $958, $958, $958, $958 and $638, respectively.

 (4) During Fiscal 1996, options to purchase 250,000 shares of Common Stock at an exercise price of $5.34 per share were cancelled and were replaced by options to purchase 250,000 shares of Common Stock at $3.50 per share.

 (5) Mr. Opel joined the Company in July 1995.

 (6) During Fiscal 1996, options to purchase 100,000 shares of Common Stock at an exercise price of $5.34 per share were cancelled and were replaced by a grant of options to purchase 100,000 shares of Common Stock at $3.50 per share.

 (7) The Company became obligated to pay Mr. Regent's compensation in April
     1996.

 (8) Ms. McKeag joined the Company in April 1996.

 (9) Effective February 13, 1998, Mr. Pfizenmayer ceased to be an executive officer and director of the Company.

(10) During Fiscal 1996, options to purchase 175,000 shares of Common Stock at an exercise price of $5.34 per share were cancelled and were replaced by options to purchase 175,000 shares of Common Stock at $3.50 per share.

STOCK OPTIONS

     Stock Option Grants. During Fiscal 1998, stock options were awarded to certain of the Named Executive Officers in the amounts and with the terms indicated in the following table:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                    INDIVIDUAL GRANTS
                                                   ----------------------------------------------------
                                                    NUMBER OF      % OF TOTAL
                                                    SECURITIES    OPTIONS/SARS   EXERCISE
                                                    UNDERLYING     GRANTED TO     OR BASE
                                                   OPTIONS/SARS   EMPLOYEES IN     PRICE     EXPIRATION
                      NAME                          GRANTED(#)    FISCAL YEAR    ($/SH)(1)      DATE
                      ----                         ------------   ------------   ---------   ----------
L. Donald Speer, II..............................    300,000(2)       20.3%        $2.50      2/19/08
Andrew B. Laub...................................    200,000(2)       13.6%         2.50      2/19/08
G. Fritz Opel....................................    200,000(2)       13.6%         2.50      2/19/08

---------------
(1) All options were granted at the market price on the date of grant.

(2) All nonstatutory stock options that vest in five equal annual installments commencing January 1, 1999.

     Option Exercises/Fiscal Year End Value. The following table includes the number of shares of Common Stock acquired by the Named Executive Officers upon the exercise of stock options and the aggregate dollar value realized upon such exercise during Fiscal 1998. Also reported are the number of shares of Common Stock covered by both exercisable and unexercisable stock options and the value of such options that are "in the money" as of June 30, 1998, for the Named Executive Officers.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS/SARS AT                OPTIONS/SARS
                                SHARES                             FY-END(#)                  AT FY-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
L. Donald Speer, II.........       -0-        $   -0-       120,000        780,000        $75,000       $600,000
Andrew B. Laub..............       -0-            -0-       170,000        330,000            -0-        200,000
G. Fritz Opel...............       -0-            -0-       120,000        380,000         12,500        250,000
Robert Regent...............       -0-            -0-        50,000        150,000         18,750         75,000
Jana McKeag.................       -0-            -0-        40,000         60,000          6,250         25,000
Arthur R. Pfizenmayer.......    25,000         48,569       210,000        265,000            -0-            -0-

---------------
(1) Excludes the value of all unexercised options which have an exercise price greater than or equal to $3.50, the closing price of the Common Stock on June 30, 1998 (the last stock trading day of Fiscal 1998).

EMPLOYMENT CONTRACTS WITH CERTAIN NAMED EXECUTIVE OFFICERS

     The Company has not entered into any employment contracts with any of the Named Executive Officers. However, in connection with the resignation of Arthur
R. Pfizenmayer as an officer, director and an employee of the Company on February 13, 1998, the Company entered into a settlement and release agreement with Mr. Pfizenmayer and a consulting agreement with Mr. Pfizenmayer's wholly-owned corporation, Torrey Pines Consultants, Inc. ("Torrey Pines"). Pursuant to the settlement and release agreement, in consideration of the mutual release by the Company and Mr. Pfizenmayer of all claims and liabilities either party had or may have had against the other party based on acts or events occurring on or before the date of the agreement, the Company agreed to (i) reimburse Mr. Pfizenmayer for premiums paid by him if he elects to participate in any of the Company's group health insurance plans pursuant to COBRA through February 28, 1998, and (ii) extend all provisions of the stock options granted to Mr. Pfizenmayer under the Company's stock option plans through each year that he or Torrey Pines is engaged as a consultant for the Company. Pursuant to the consulting agreement, the Company retained Torrey Pines as a consultant through February 13, 1999. As a consultant, Torrey Pines will render such advisory services and perform such projects as assigned to it from time to time by the Chairman of the Board of the Company for matters specifically relating to the Barona Casino and the Barona Tribe. In consideration for the performance of such consulting services, the Company agreed to pay Torrey Pines $12,500 per month for the first six months of the consulting term and $8,000 per month for the second six months of the consulting term. On May 30, 1998, the Company and Torrey Pines amended the consulting agreement to provide for a consulting fee of $12,500 per month during the entire twelve months of the consulting term. The consulting agreement also contains certain confidential information and non-competition provisions.

CHANGE OF CONTROL ARRANGEMENTS

     Certain of the Company's stock option plans, and certain of the individual stock option agreements entered into thereunder, contain change in control provisions which, under certain circumstances, trigger the acceleration of vesting of options granted thereunder.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     On August 27, 1998, the Company acquired 100% of the outstanding equity of Cyberworks, Inc., a California corporation ("Cyberworks") for an aggregate purchase price, exclusive of acquisition costs, of $3,560,000. Cyberworks is an interactive marketing and design company whose principal business is marketing and developing internet and intranet websites. Pursuant to an Agreement and Plan of Reorganization dated August 25, 1998, by and among the Company, Inland Acquisition Corporation ("Acquisition Corp."), Cyberworks and Richard T. Harrison, the sole shareholder of Cyberworks (the "Reorganization Agreement"), on August 27, 1998 (the "Effective Date") Acquisition Corp., a wholly-owned subsidiary of the Company formed to effect the merger, was merged with and into Cyberworks, with Cyberworks being the surviving corporation and becoming a wholly-owned subsidiary of the Company (the "Merger Transaction"). At the Effective Date Cyberworks had 27 employees and as of the Record Date had 33 employees.

     On the Effective Date and pursuant to the Merger Transaction, the Company acquired 100% of the outstanding shares of Cyberworks in connection with the conversion of each share of Cyberworks common stock into the right to receive 750 shares of Common Stock together with $500 in cash. Richard T. Harrison, as the sole shareholder of Cyberworks, received 750,000 shares of newly-issued Common Stock and $500,000 in cash. For purposes of the Merger Transaction, the fair market value of a share of Common Stock was determined to be $4.08 per share, this price being established pursuant to a formula set forth in the Reorganization Agreement.

     On the Effective Date, in addition to becoming a principal shareholder of the Company, Richard T. Harrison, the former President and Chief Executive Officer of Cyberworks, was appointed a director of the Company. In addition, on the Effective Date, Mr. Harrison entered into an employment agreement (the "Employment Agreement") and a noncompetition agreement (the "Noncompetition Agreement") with the Company and Cyberworks relating to Mr. Harrison's service as President and Chief Operating Officer of Cyberworks following the Merger Transaction.

     The Employment Agreement provides for an initial base salary of $228,000 per year. The base salary may be adjusted by the Compensation Committee of the Board of Directors, but may not be reduced below the initial base salary set forth above. The term of the employment agreement is through August 27, 2001. The Employment Agreement may be terminated by the Company or Cyberworks for cause, which is defined as (i) the failure to follow the reasonable instructions of the Board of Directors of the Company or Cyberworks and the failure to cure any such breach within 30 days after written notice thereof, (ii) the material breach of any term of the Employment Agreement and the failure to cure any such breach within 30 days after written notice thereof, or (iii) the misappropriation of assets of the Company or any subsidiary resulting in a material loss to such entity. If the Company or Cyberworks terminates the Employment Agreement without cause, Mr. Harrison shall be entitled to receive his salary and benefits then in effect for the remainder of the term of the agreement, and the vesting of all outstanding stock options and any awards pursuant to the Company's employee benefit plans shall be immediately accelerated. The Employment Agreement also provides Mr. Harrison with his salary and benefits then in effect for the remainder of the term and the acceleration of the vesting of all outstanding stock options or other stock-based awards if he terminates his employment for certain enumerated reasons within one year after a change in control of the Company (as defined in the Employment Agreement). In addition, the Employment Agreement may be terminated by Mr. Harrison at any time upon 60 days prior written notice.

     The Noncompetition Agreement prohibits Mr. Harrison from competing with the Company and Cyberworks and certain affiliates thereof within the territory of the United States of America during his employment with the Company or any of its affiliates and thereafter for the greater of (i) three years from the date of the Noncompetition Agreement or (ii) the remainder of the then current term of Mr. Harrison's employment agreement. The Noncompetition Agreement also prohibits Mr. Harrison from soliciting certain employees, customers and suppliers of the Company and Cyberworks and certain affiliates thereof during the noncompetition term.

     In September 1996, pursuant to a Stock Purchase and Settlement and Release Agreement dated September 27, 1996 (the "Stock Purchase Agreement"), by and among Jonathan Ungar, Alan Henry Woods and the Company, the Company purchased 3,424,913 shares of Common Stock from Mr. Ungar, a former non-employee director of the Company, and 3,353,331 shares of Common Stock from Mr. Woods. The terms of the Stock Purchase Agreement include (i) a cash payment of $200,000 upon closing; (ii) the issuance of unsecured promissory notes in the principal amount of $3,500,000, with interest at a rate of 10% per annum, payments of interest only in annual installments for the first three years commencing September 30, 1997, followed by three equal annual installments of principal repayment plus interest on the remaining balance commencing September 30, 2000; (iii) contingent obligations (the "Initial Contingent Obligations") to issue a total of $9,856,488 in unsecured promissory notes ($4,981,276 in principal amount to Mr. Ungar and $4,875,212 in principal amount to Mr. Woods) including $2,000,000 in principal amount of notes each year for four years, and $1,856,488 in principal amount of notes to be issued in a fifth year, each note with interest at 10% per annum, payments of interest only for the first three years, followed by three equal annual installments of principal plus interest on the remaining principal balance; and (iv) another contingent obligation (the "Second Contingent Obligation") to issue an additional $3,000,000 principal amount ($1,515,000 to Mr. Ungar, $1,485,000 to Mr. Woods) in unsecured promissory notes (or cash, if the Company has closed a firm commitment underwritten public offering of securities of not less than $35 million prior to the contingencies being met) when and if certain conditions are met, with interest at the then "preferred" or "prime" rate of interest charged to the Company by the Company's principal bank, with interest only for three years from the date of issuance, followed by two equal annual installments of principal plus interest on the remaining balance.

     The obligations to issue the Initial Contingent Obligations (i.e., $2,000,000 in notes for four years and $1,856,488 in notes for a fifth year) are contingent upon the Company's retained earnings balance being at least $4,000,000 for the fiscal year ending immediately prior to the date the notes are to be issued. Dividends paid by the Company and certain other payments, if any, are to be added back to the retained earnings balance for purposes of this contingency calculation. The period for determining the Company's obligation to issue each of the $2,000,000 and $1,856,488 in principal amount of notes is an eight year period commencing with the fiscal year ending June 30, 1997. If the $4,000,000 retained earnings test is not met in one year, the Company is not obligated to issue the notes in that year. However, the test is to be made each year for eight successive years commencing with the fiscal year ending June 30, 1997, but each year can be used only once during the eight year period, and only five out of the eight years may be used. In each of September 1997 and September 1998, the Company issued $2,000,000 in principal amount of notes to each of Messrs. Ungar and Woods in satisfaction of the Initial Contingent Obligations for the fiscal years ended June 30, 1997 and June 30, 1998, respectively. The Second Contingent Obligation is subject to the following conditions: (i) the Barona Tribe enters into a Class III Gaming Compact (the "Compact") with the State of California which permits the operation of video gaming machines at the Barona Casino; (ii) at the time that the Barona Tribe enters into the Compact, the Company has a consulting agreement or similar contractual arrangement with the Barona Tribe; and (iii) consulting fees paid to the Company by the Barona Tribe relating to the Barona

Casino for any consecutive 12-month period within five years after the Barona Tribe has entered into the Compact, equals or exceeds one and one-half times such consulting fees for the year ended June 30, 1996. All of the conditions of the Second Contingent Obligation have not yet been met. The Company intends to record as an additional cost of the repurchase of its common stock each contingent obligation as each contingency is met. All payments pursuant to the Stock Purchase Agreement are further subject to compliance with certain state law provisions and the Articles concerning repurchase transactions.

     During Fiscal 1997, the Company paid Forrest Gerard, a former non-employee director of the Company, approximately $63,875 in consulting fees related to the development of prospective client relationships and gaming activities in New Mexico.

     In the opinion of management, the terms of the above-described transactions are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the Fiscal Year, the Company's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

        RELATIONSHIP OF THE COMPANY WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors selected the firm of Grant Thornton LLP ("Grant Thornton"), independent certified public accountants, as the Company's auditors for Fiscal 1998 and have selected such firm to act as auditors for the fiscal year ending June 30, 1999. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any proposal that a shareholder of the Company wishes to have included in the Company's proxy materials relating to the annual meeting of shareholders to be held in 1999 must be submitted to the Company no later than June 29, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. Shareholder proposals should be directed to the attention of the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement.

     With respect to any proposal that a shareholder of the Company presents at the annual meeting of shareholders to be held in 1999 that is not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of shareholders will confer discretionary voting authority to vote on such shareholder proposal unless (i) the Company is notified of such proposal no later than September 21, 1999, and
(ii) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

                                 ANNUAL REPORT

     A COPY OF THE ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR (THE "FORM 10-KSB"), INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED BY EACH SHAREHOLDER OF RECORD (AND EACH BENEFICIAL HOLDER) ON THE RECORD DATE, WITHOUT CHARGE. COPIES OF EXHIBITS TO THE FORM 10-KSB ARE AVAILABLE, BUT A REASONABLE FEE WILL BE CHARGED TO A SHAREHOLDER REQUESTING EXHIBITS. ALL SUCH REQUESTS SHOULD BE MADE IN WRITING TO THE COMPANY AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT,
ATTENTION: CHRISTOPHER WM. VOISIN, SECRETARY.

                                          By Order of the Board of Directors,

                                          /s/ CHRISTOPHER WM. VOISIN
                                          -------------------------------
                                          Christopher Wm. Voisin
                                          Secretary
San Diego, California
Dated: October 27, 1998

                                                                      APPENDIX A

                        INLAND ENTERTAINMENT CORPORATION

                       1995 STOCK OPTION PLAN, AS AMENDED

     1. Purpose. The purpose of the Inland Entertainment Corporation 1995 Stock Option Plan is to provide a means whereby Inland Entertainment Corporation (the "Company") may attract and retain persons of ability as employees, directors and consultants and motivate such persons to exert their best efforts on behalf of the Company and any of its subsidiaries or parents.

     2. Benefits Available Under Plan.

     (a) The total number of shares which may be issued and sold under options granted pursuant to this Stock Option Plan shall not exceed 9,000,000 shares of the common stock, $.001 par value per share (the "Common Stock"), of the Company except to the extent of adjustments authorized by the last sentence of Paragraph 6 of this Stock Option Plan. Such shares may be treasury shares or shares of original issue or a combination of the foregoing. If any option terminates, expires or is cancelled with respect to any shares of Common Stock, new options may thereafter be granted covering such shares of Common Stock.

     (b) The aggregate number of shares of Common Stock that may be subject to options granted under this Stock Option Plan to any single individual during any period of three consecutive fiscal years (commencing with the fiscal year ending June 30, 1996) shall not exceed 900,000 shares.

     3. Administration. This Stock Option Plan shall be administered by a committee (the "Committee") of two or more members of the Board of Directors of the Company, appointed by and holding office at the pleasure of the Board. The members of the Committee shall be "non-employee directors" within the meaning of that term in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule to the same effect ("Rule 16b-3"). In the absence of a Committee or in the event of grants to non-employee directors, this Stock Option Plan shall be administered by the Board of Directors of the Company, and, in such case, all references to the "Committee" herein shall be deemed to be references to the Board of Directors.

     The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to officers (including officers who are members of the Board of Directors), to other key employees, to non-employee directors and to non-employee consultants (including non-employee consultants who are members of the Board of Directors) of the Company or any of its subsidiaries or parents of options to buy from the Company shares of Common Stock and to fix the number of shares to be covered by each such option. Successive options may be granted to the same person whether or not the option or options first granted to such person remain unexercised.

     Subject to the express provisions of this Stock Option Plan, the Committee shall have the authority to construe and interpret this Stock Option Plan and, to the extent not otherwise defined herein, to define the terms used in this Stock Option Plan; to prescribe, amend and rescind rules and regulations relating to the administration of this Stock Option Plan; and to make all other determinations necessary or advisable for the administration of this Stock Option Plan. The determinations of the Committee on all matters referred to in this Paragraph 3 shall be conclusive.

     The Committee shall hold meetings at such times and places as it may determine in accordance with the Bylaws of the Company. A majority of the members of the Committee shall constitute a quorum at any such meeting. All determinations of the Committee shall be made by a majority of its members at a meeting or by the unanimous written consent of all members of the Committee. In the event action by the Committee is taken by unanimous written consent, the action of the Committee shall be deemed to be at the date the last Committee member signs the consent.

     4. Eligibility.

     (a) All officers (including officers who are members of the Board of Directors), other key employees, non-employee directors and non-employee consultants (including non-employee consultants who are members of the Board of Directors) of the Company or any of its subsidiaries or parents shall be eligible to receive Nonstatutory Options (as defined in Paragraph 5(a) herein) and all officers (including officers who are members of the Board of Directors) and other key employees of the Company or any of its subsidiaries or parents shall be eligible to receive Incentive Options (as defined in Paragraph 5(a) herein).

     (b) To the extent required by the Code (as defined in Paragraph 5(a) herein), any officer or key employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its subsidiaries or parents shall not be eligible to receive an Incentive Option (as defined in Paragraph 5(a) herein) unless (i) the exercise price of the shares subject to such option is at least one hundred ten percent (110%) of the fair market value of such shares on the date of grant and (ii) such option by its terms is not exercisable after the expiration of five years from the date of grant.

     5. Nature, Terms and Conditions of Options.

     (a) Options granted under this Stock Option Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time (the "Code"), including options that are intended to qualify under Section 422 of the Code as incentive stock options ("Incentive Options"), (ii) options which are not intended to so qualify under the Code ("Nonstatutory Options"), or (iii) combinations of the foregoing.

     (b) No option shall run for more than ten years from the date granted; provided, however, to the extent required by the Code, no Incentive Option granted to an optionee described in Paragraph 4(b) hereof shall be exercisable after the expiration of five years from the date granted.

     (c) No option shall be transferable by the optionee otherwise than (i) by will or the laws of descent and distribution or (ii) except with respect to Incentive Options to the extent prohibited by the Code, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     (d) Options shall be exercisable during the optionee's lifetime only by such optionee or, in the event of such optionee's legal incapacity to do so, by such optionee's guardian or legal representative acting in a fiduciary capacity under state law on behalf of the optionee and under court supervision.

     (e) Notwithstanding the foregoing Paragraphs 5(c) and (d), and except with respect to Incentive Options to the extent prohibited by the Code, the Committee may make particular awards of transferable options so long as such awards do not disqualify the availability of the exception offered by Rule 16b-3 for other awards.

     (f) The option price shall be determined by the Committee at or prior to the time the option is granted; provided, however, that in the case of an Incentive Option, the option price shall be at least equal to the Fair Market Value per share at the time the Incentive Option is granted, and in the case of a Nonstatutory Option, the option price shall be at least equal to eighty-five percent (85%) of the Fair Market Value per share at the time the Nonstatutory Option is granted. "Fair Market Value" shall mean: (a) if the Common Stock is traded on an exchange, the closing price at which a share of Common Stock traded on the date of valuation; (b) if the Common Stock is traded over-the-counter on the NASDAQ System, the mean between the bid and asked closing prices of a share of Common Stock on said System at the close of business on the date of valuation or, if the Common Stock is designated a National Market System security, the closing price at which a share of Common Stock traded on the date of valuation; and (c) if neither (a) nor (b) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     (g) In order to exercise options, the person or persons entitled to exercise them shall give written notice to the Company specifying the number of shares to be purchased pursuant to the exercise of options. This notice shall be accompanied by payment for the shares as provided in Paragraph 5(h) herein. Options may be exercised at such time or times as may be determined by the Committee at the time of grant.

     (h) The option price shall be payable (i) in cash or by check acceptable to the Committee or in cash equivalents acceptable to the Committee, (ii) at the discretion of the Committee, by the transfer to the Company by the optionee of nonforfeitable, unrestricted shares of Common Stock which are already owned by the optionee having a value at the time of exercise equal to the total option price, (iii) at the discretion of the Committee, by the issuance of a promissory note in a form acceptable to the Committee, (iv) with any other legal consideration the Committee shall in its discretion deem appropriate, including any form of consideration authorized under Paragraph 5(i) herein, or (v) by any combination of the foregoing methods of payment as the Committee shall in its discretion determine. The requirement of payment in cash shall be deemed satisfied if the optionee shall have made arrangements satisfactory to the Company with a broker who is a member of the National Association of Securities Dealers, Inc. ("NASD") to sell a sufficient number of shares being purchased so that the net proceeds of the sale transaction will at least equal the option exercise price and pursuant to which the broker undertakes to promptly deliver the full option exercise price to the Company. In addition, any grant may provide for a deferred payment of the exercise price from the proceeds of sale through an NASD broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

     (i) Any grant of a Nonstatutory Option may provide that payment of the option price may also be made in whole or in part in the form of shares of Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the date of grant, whenever any option price is paid in whole or in part by means of any of the forms of consideration specified in this Paragraph 5(i), the shares received by the optionee upon the exercise of the Nonstatutory Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares received by the optionee as applied to the forfeitable or restricted shares surrendered by the optionee.

     6. Adjustments in Event of Change in Stock. The Committee may make or provide for such adjustments in the option price and in the number or kind of shares of the Company's Common Stock or other securities covered by outstanding options as such Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, reorganization, separation, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Notwithstanding anything to the contrary, in the event of a merger or consolidation in which the Company is not the surviving corporation and the agreement of merger or consolidation provides for the assumption of options granted (and the Company's obligations) under this Plan, the shares of common stock or securities of the successor corporation may be issued under this Stock Option Plan in lieu of shares of Common Stock, subject to the aforementioned adjustments which the Committee may determine are equitably required, and such substitution of securities shall not require the consent of any person who is granted options pursuant to this Stock Option Plan. The Committee may also make or provide for such adjustments in the number or kind of shares of the Common Stock or other securities (including, but not limited to, shares of a successor referenced above) which may be sold under this Stock Option Plan and the maximum number of shares to be awarded as specified in Paragraph 2(b) herein as such Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in the two preceding sentences (subject, however, in the case of Incentive Options, to the provisions of the Code).

     7. Stock Option Agreement. The form of each Stock Option Agreement shall be prescribed, and any Stock Option Agreement evidencing an outstanding option may with the concurrence of the affected optionee be amended, by the Committee, provided that the terms and conditions of each such Stock Option Agreement and amendment are not inconsistent with this Stock Option Plan.

     8. Cancellation of Option. The Committee may, with the concurrence of the affected optionee, cancel any option granted under this Stock Option Plan. In the event of any such cancellation, the Committee may authorize the granting of new options (which may or may not cover the same number of shares which had been the subject of any prior option) in such manner, at such option price and subject to the same terms, conditions and discretions as, under this Stock Option Plan, would have been applicable had the cancelled options not been granted.

     9. Amendment. This Stock Option Plan may be amended from time to time by the Board of Directors, but without further approval by the shareholders of the Company no such amendment shall (a) increase the aggregate number of shares of Common Stock that may be issued and sold under this Stock Option Plan (except that adjustments authorized by the last sentence of Paragraph 6 herein shall not be limited by this provision) or (b) change the designation in Paragraph 4 herein of the class of employees eligible to receive options or (c) cause Rule 16b-3 to cease to be applicable to this Stock Option Plan.

     10. Effective Date. This Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable unless and until this Stock Option Plan has been duly approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of this Stock Option Plan, then notwithstanding any provision herein to the contrary, any options previously granted under this Stock Option Plan shall terminate and no further options shall be granted. Subject to such limitation, options may be granted under this Stock Option Plan at any time after the effective date.

PROXY


                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

                        INLAND ENTERTAINMENT CORPORATION

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE


The undersigned shareholder(s) of Inland Entertainment Corporation, a Utah corporation (the "Company"), hereby appoints Andrew B. Laub, Christopher Wm. Voisin, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on December 11, 1998, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on October 21, 1998, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSAL 2, FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.



        (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

THE LISTED NOMINEES AND THE LISTED PROPOSAL HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED AND "FOR" THE LISTED PROPOSAL.

                                                [ ] I plan to attend the meeting

1.      Election of Directors:

        Nominees for election to the Board of Directors:
        Richard T. Harrison, Thomas G. Holmes, Andrew B. Laub, Jana McKeag,
        G. Fritz Opel, Charles Reibel, Cornelius E. "Neil" Smyth and
        L. Donald Speer II.

            FOR all the                                 WITHHOLD
           nominees listed                              AUTHORITY
        (except as indicated                         to vote for all
          to the contrary)                           nominees listed

                [ ]                                         [ ]

        (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THE NOMINEE'S(S') NAME(S) ON THE SPACE PROVIDED BELOW.)

        ------------------------------------------------------------------------

2. Proposal to approve the amendment to the Company's 1995 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 3,000,000.

                FOR                AGAINST                  ABSTAIN

                [ ]                  [ ]                       [ ]

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

                                             Dated:_____________________, 1998

                                             _________________________________
                                                        Signature

                                             _________________________________
                                                 Signature (if held jointly)

                                             (Please date this Proxy and sign
                                             exactly as your name appears
                                             hereon. When signing as attorney,
                                             executor, administrator, trustee or
                                             guardian, please give your full
                                             title. If there is more than one
                                             trustee, all should sign. All joint
                                             owners should sign.)